UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2011
GATX Corporation
(Exact Name of Registrant as Specified in its Charter)

New York	1-2328	36-1124040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Adams Street
Chicago, Illinois 60606
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (312) 621-6200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On March 14, 2011 (the “Effective Date”), GATX Corporation (the “Company”) entered into a long term supply agreement (the “Agreement”) with Trinity Rail Group, LLC (“Trinity”), a subsidiary of Trinity Industries, Inc., pursuant to which the Company will purchase 12,500 newly built railcars over a five-year period. Under the terms of the Agreement, the Company will order and purchase a total of 2,500 railcars per order year, which will be comprised of a combination of tank cars and freight cars, but will include a majority of tank cars per order year. Except to the extent the parties otherwise agree, railcar pricing will be on an agreed upon or cost-plus basis subject to certain specified adjustments and surcharges throughout the term of the Agreement.
Unless earlier terminated, the Agreement will expire on the latter of the date that is five years after the Effective Date or the date on which the last of the 12,500 railcars is delivered to the Company. The Agreement may be terminated after written notice (a) by either party in the event the other party (i) fails to cure its non-performance of a material obligation, (ii) fails to pay any amount due and payable (other than disputed payments up to an agreed upon amount), (iii) files a petition in bankruptcy, is unable to pay debts, provides notice of a pending insolvency or suspension of operations, or makes a general assignment for the benefit of creditors, (iv) is unable to perform its obligations for more than 240 days as a result of an occurrence of a force majeure event, or (v) upon the occurrence of certain conditions following the merger, consolidation or change in control of such other party, or (b) by the Company, upon the occurrence of material non-performance with respect to the delivery or quality of railcars.
The Agreement will be filed as an Exhibit to our Quarterly Report on Form 10-Q for the quarter ending March 31, 2011, and portions of the Agreement will be omitted pursuant to a request for confidential treatment. The foregoing summary of the Agreement is qualified in its entirety by reference to all of the terms of the Agreement.
Item 8.01. Other Events.
On March 15, 2011, the Company issued a press release announcing the entry into the Agreement described in Item 1.01 above. A copy of the press release is filed as Exhibit 99.1 hereto.
The information in this Item 8.01 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit No.	Description
99.1	Press Release issued by the Company and dated March 15, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATX Corporation
Date: March 15, 2011	By:	/s/ William M. Muckian
William M. Muckian
Senior Vice-President, Controller and Chief Accounting Officer (Duly Authorized Officer)